To: Tyco Flow Control International Ltd. Freier Platz 10 8200 Schaffhausen Switzerland	Homburger AG Prime Tower Hardstrasse 201 | CH–8005 Zurich P.O. Box 314 | CH–8037 Zurich T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch

Tyco Flow Control International Ltd. – Issuance of New Registered Shares with a Par Value of CHF 0.50 Each

Ladies and Gentlemen:

We have acted as special Swiss counsel to Tyco Flow Control International Ltd., a Swiss corporation (the Company), as regards the issuance of new registered shares of the Company with a par value of CHF 0.50 each (the New Shares) in connection with the merger (the Merger) of Panthro Merger Sub, Inc., a Minnesota corporation and an indirect wholly-owned subsidiary of the Company (Merger Sub), with and into Pentair, Inc., a Minnesota corporation (Pentair), with Pentair surviving the Merger, pursuant to the Merger Agreement, dated March 27, 2012, among Tyco International Ltd., the Company, Panthro Acquisition Co., Merger Sub, and Pentair (the Merger Agreement) and the Business Corporation Act of the State of Minnesota, as amended.

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgement. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other agreement or document referred to in any of the Documents (as defined below) or any other matter.

For purposes of giving this opinion, we have only examined originals or copies of the following documents (collectively the Documents):

(i)	an electronic copy of the executed Merger Agreement;

(ii)	an electronic copy of the public deed of incorporation of the Company, dated May 19, 2011;

(iii)	a legalized copy of the articles of association of the Company, dated July 12, 2012, in the form filed with the Commercial Register of the Canton of Schaffhausen, Switzerland, on February 24, 2012 (the Articles);

(iv)	a legalized excerpt from the Commercial Register of the Canton of Schaffhausen, dated July 12, 2012, relating to the Company (the Excerpt);

(v)	the Company’s registration statement on Form S-4 (File No. 333-181250) (the Registration Statement), filed with the U.S. Securities and Exchange Commission (the Commission) under the Securities Act 1933, as amended (the Act), and the related preliminary proxy statement/prospectus, dated May 8, 2012, as amended (the Prospectus).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, our opinion is limited to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were effectively executed and certified, as applicable, in the manner and by the individuals appearing on such documents;

(c)	except as expressly opined upon herein, all information contained in the Documents is, and all material statements given in connection with the Documents are, true and accurate;

(d)	no laws other than those of Switzerland affect any of the conclusions stated in this opinion;

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(e)	the Excerpt is correct, complete and up-to-date, and the Articles are in full force and effect and have not been amended;

(f)	at the time of the issuance of the New Shares, all authorizations, approvals, consents, licenses, exemptions and other requirements, other than those required under Swiss corporate law, as regards the Company, for the legality, validity and enforceability of the issuance of the Shares, for the filing of the Registration Statement and the Prospectus, for the distribution of the Prospectus, or for any other activities carried out in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Prospectus and the Merger Agreement will have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject will have been satisfied;

(g)	at the time of the issuance of the New Shares, (i) the par value of the New Shares will have been fully paid-in, (ii) the New Shares will have been duly authorized by the general meeting of shareholders of the Company and the Board of Directors of the Company, and any of such authorizations will not have been rescinded or amended, and remain in full force and effect, (iii) the New Shares will have been registered in the competent commercial register in Switzerland, and (iv) all other requirements under Swiss law and the Articles of Association in connection with the creation and issuance of the New Shares and the relevant type of increase in the share capital of the Company will have been complied with;

(h)	at the time of the issuance of the New Shares, to the extent necessary, the sole shareholder of the Company, Tyco International Ltd., will have waived its preemptive rights in the Capital Increase;

(i)	upon registration of the New Shares in the commercial register, the uncertificated securities (Wertrechtebuch) of the Company, confirming the creation of new uncertificated securities (Wertrechte) of the Company, will have been duly executed; and

(j)	upon issuance of the New Shares, each holder of Pentair common shares at the time of the completion of the Merger will be registered as the first holder of the Shares in (i) the main register (Hauptregister) and (ii) the Company’s share register (Aktienbuch), each as maintained by Wells Fargo Bank, N.A.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion as of the date hereof:

1.	The Company has been duly incorporated and is validly existing as a corporation (Aktiengesellschaft) under the laws of Switzerland with all requisite corporate power and authority to conduct its business as described in the Articles.

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2.	The New Shares will, if and when issued by the Company, be validly issued, fully paid and non-assessable.

IV.	Qualifications

The above opinion is subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)	Other than as expressly stated herein, we express no opinion herein on the correctness or completeness of the Registration Statement or the Prospectus. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement and/or the Prospectus provide sufficient information for investors to reach an informed assessment of the Company, the Shares, and the transactions contemplated under the Merger Agreement. In addition, we have not been responsible for investigating or verifying the accuracy of the facts, including the business, financial and economic information contained in the Registration Statement or the Prospectus, or that no material fact has been omitted therefrom.

(c)	In relation to the financial statements and schedules, and other financial data, contained in the Registration Statement and the Prospectus, we express no opinion as regards compliance with and completeness under art. 652a CO or any other relevant disclosures rules or standards.

(d)	We express no opinion as to any commercial, financial, accounting, calculating, auditing, tax or other non-legal matter.

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We have rendered this opinion as of the date hereof and we assume no obligation to advise you on changes relevant to this opinion that may thereafter be brought to our attention. This opinion is addressed to the Company. It may not be used, copied, circulated or relied upon by any party other than the Company or for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act.

This opinion is furnished by us, as special Swiss counsel to the Company, in connection with the Merger and shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ Homburger AG

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